UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

DIAL GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 W. 42nd Street, 3rd Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 419-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 7, 2012, Dial Global, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. The matters voted upon and the related voting results are listed below. Holders of Class A common stock, representing 22,779,323 eligible votes, were asked to vote on the following proposals: (1) election of three (3) Class A directors (for which proposal the Class A holders voted separately as a class) and (2) election of one (1) Class B director known as the “CEO director” (for which proposal the Class A holders voted together with the Class B holder). The sole holder of Class B common stock, representing 34,237,638 eligible votes, was asked to vote on the election of six (6) Class B directors (for which proposal it voted separately as a class, except with respect to the CEO director, for which it voted with the Class A holders).

(1)    Election of Class A Directors:

	FOR	WITHHELD	NON-VOTES

Jonathan I. Gimbel	18,224,447	1,496,349	—
H. Melvin Ming	19,685,161	35,635	—
Mark R. Stone	18,196,241	1,524,555	—

(2)    Election of CEO Director (Class A holders voting)

	FOR	WITHHELD	NON-VOTES

Spencer L. Brown	18,275,994	1,444,802	—

(3)    Election of Class B Directors:

	FOR	WITHHELD	NON-VOTES

Spencer L. Brown (1)	34,237,638	—	—
B. James Ford	34,237,638	—	—
Jules Haimovitz	34,237,638	—	—
Peter E. Murphy	34,237,638	—	—
Andrew Salter	34,237,638	—	—
Neal A. Shore	34,237,638	—	—

(1) CEO Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

Date: September 12, 2012	By: /s/ Melissa Garza
Name: Melissa Garza
Title: General Counsel